Amendment

The Investment Advisory Agreement by and between Sentinel Group Funds, Inc. and Sentinel Advisors Company dated March 1, 1993 ("Agreement") is hereby amended as of December 19, 2005 to delete Paragraph 3 "Compensation of Advisors" and replace it with the following:

"3.  Compensation of Advisor

     As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

Fund                            Fee

Balanced 0.55% per annum on the first $200 million of its average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% per annum on such assets over $2 billion

Common Stock                    0.70% per annum on the first $500 million of the
                                Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

Government Securities/1/        0.55% per annum on the first $200 million of the
                                Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

International Equity            0.70% per annum on the first $500 million of the
                                Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

Mid Cap Growth                  0.70% per annum on the first $500 million of the
                                Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

New York Tax-Free Income/1/     0.55% per annum on the first $200 million of the
                                Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets; and 0.45% per annum on such assets in excess of $400 million

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Fund                            Fee

Short Maturity Government/1/    0.55% per annum on the first $200 million of the
                                Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

Small Company/1/                0.70% per annum on the first $200 million of the
                                Fund's average daily net assets; 0.65% per annum on the next $100 million of such assets; 0.60% per annum on the next $100 million of such assets; and 0.55% per annum on such assets in excess of $400 million.

Tax-Free Income/1/              0.55% per annum on the first $200 million of the
                                Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets; and 0.45% per annum on such assets in excess of $400 million

U.S. Treasury Money Market      0.40% per annum on the first $300 million of the
                                Fund's average daily net assets; and 0.35% per annum on such assets in excess of $300 million

/1/ When determining the breakpoint for the advisory fee for the Government Securities Fund, its assets are aggregated with the New York Tax-Free Income, Short Maturity Government and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the New York Tax-Free Income Fund, its assets are aggregated with the Government Securities, Short Maturity Government and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the Short Maturity Government Fund, its assets are aggregated with the Government Securities Fund, New York Tax-Free Income and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the Small Company Fund, its assets are aggregated with the Balanced, International Equity and Mid Cap Growth Funds. In determining the breakpoint for the advisory fee for the Tax-Free Income Fund, its assets are aggregated with the Government Securities, New York Tax-Free Income and Short Maturity Government Funds.

The amounts payable to Advisor shall be based upon the value of the net assets as of the close of business each day. Such amounts shall be prorated among the several classes of shares of Funds in proportion to their respective daily net asset values and shall be paid monthly."

The parties have executed this Amendment to the Agreement effective as of the date first set forth above.

SENTINEL GROUP FUNDS, INC.                        SENTINEL ADVISORS COMPANY


SENTINEL GROUP FUNDS, INC.                        SENTINEL ADVISORS COMPANY


/s/ CWT                                           /s/ CWT
--------------------------                        --------------------------
Signature                                         Signature

Christian W. Thwaites                             Christian W. Thwaites
President & CEO                                   President & CEO

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